Exhibit 10.1

AMENDMENT NUMBER ONE TO

SYNOVUS FINANCIAL CORP./TOTAL SYSTEM SERVICES, INC.

DEFERRED COMPENSATION PLAN

THIS Amendment to the Synovus Financial Corp./Total System Services, Inc. Deferred Compensation Plan (“Plan”) is adopted by Synovus Financial Corp., effective as of July 8, 2005.

1.

A new paragraph “G” is added to Section V of the Plan, as follows:

“G.         Plan Mergers. From time to time, other non-qualified deferred compensation plans may be merged into the Plan. All Accounts resulting from such merged plans will be 100% vested as of the date of merger. A list of merged plans, together with any special terms and conditions adopted in connection with the merger, is attached to the Plan as Exhibit “A.”

2.

A new Exhibit “A” is added to the end of the Plan, as follows:

Exhibit “A”

Merged Plans

Plan’s Name	Date of Merger	Terms and Conditions
Vital Processing Services, LLC Deferred Retention Compensation Plan	July 8, 2005

New distribution elections permit-
ted until 7/31/05 for participants
who have not separated from service (separated participants Stephen Swope will be paid in a lump sum in August of 2005 and Glen Hunter will be paid in May of 2006). New distribution elections may be made for 1-15 years and on annual or monthly basis; other distribution provisions governed by Synovus Plan. Contribution elections grandfathered (including elections for percentages and specific dollar amounts) so long as compliant with Internal Revenue Code Section 409A.

3.

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, this amendment is hereby adopted as of the date indicated above.

Synovus Financial Corp.

By:	/s/Steven C. Evans

Name:	Steven C. Evans

Title: Senior Vice President

Date: July 8, 2005